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Exhibit 5


                             JOINT FILING AGREEMENT
                             ----------------------

         The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on
Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of common stock, par value $.01 per share, of Choice One Communications Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute the agreement.



Dated:  January 17, 2002            FAIRPOINT COMMUNICATIONS, INC.


                                    By:    /s/  Walter E. Leach, Jr.
                                        ----------------------------
                                        Name: Walter E. Leach, Jr.
                                        Title: Senior Vice President &
                                               Chief Financial Officer

                                    FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.


                                    By:   /s/  Walter E. Leach, Jr.
                                        ---------------------------
                                        Name: Walter E. Leach, Jr.
                                        Title: Senior Vice President &
                                               Chief Financial Officer




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